                                                                    EXHIBIT 4.12

                                AMENDMENT NO. 10


         THIS AMENDMENT NO. 10, dated as of September 21, 2000 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and BANK OF AMERICA, N.A., (formerly known as NationsBank, N.A), as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and the Lenders identified therein, and NationsBank, N.A., as Paying Agent.

         WHEREAS, on March 2, 2000, Holdings issued 8,974,359 of its non-voting preference shares to a limited number of institutional and other accredited investors in exchange for the contribution by those investors of all of the membership interests in Franconia Acquisition LLC, a Delaware limited liability company, ("FRANCONIA") dedicated to acquiring dialysis centers and related businesses and having a cash balance of $350 million (the "FRANCONIA TRANSACTION").

         WHEREAS, on July 26, 2000, Holdings issued 5,000,000 of its non-voting preference shares in a global offering to fund acquisitions and capital expenditures (together with the 750,000 shares issued in connection with the overallotment option granted in connection herewith, the "2000 OFFERING");

         WHEREAS, the Company has requested the modification of certain covenants and certain other changes to the Credit Agreement more fully set forth herein;

         WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment.

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Credit Agreement is amended and modified in the following respects:

                  1.1 The following definitions in Section 1.1 are amended and modified as hereafter provided:

                           (i) The definition of "Material Subsidiary" is amended by inserting at the end of the first proviso thereto the following:

                                    "nor any member of the Consolidated Group
                           party to any Acquired Subdebt that would be prohibited from entering into the Guarantor Joinder


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                           Agreement or whose Parent would be prohibited from
                           pledging its stock pursuant to the Pledge Agreement, in either case, pursuant to the provisions of such Acquired Subdebt as in effect on the date that it became a member of the Consolidated Group or pursuant to the documents relating to the Subordinated Debt or the Additional Subdebt."

                           (ii) The definition of "Permitted Investments" is amended in the following respects:

                                    (A) Clause (xiv) thereof is hereby amended
                           by deleting the reference to "$100,000,000" and replacing it with a reference to "$200,000,000".

                                    (B) A new subsection (xxi) is hereby added
                           thereunder and subsection (xxi) thereof is renumbered to be subsection (xxii), as follows:

                                            (xxi) Investments by Holdings or any
                                    Foreign Subsidiary of Holdings in preferred stock issued by WRG-NY or any Subsidiary of WRG-NY that is not a Credit Party in connection with the RIPSS/REPO structures described on ANNEX A to Amendment No. 10 to this Agreement or substantially similar transactions;

                           (iii) The definition of "Excluded Securitization
                  Transaction" is hereby amended by deleting the reference to "$400,000,000" in the eighth line thereof and inserting a reference to "$600,000,000" in its place.

                           (iv) The definition of "Permitted Receivables
                  Financing" is hereby amended by deleting the references to "$15 million" and "$75 million" in clause (B) of the proviso thereto and inserting references to "$20 million" and "$100 million", respectively, in place thereof.

                  1.2 Clause (b) of Section 7.11 is amended in its entirety to read as follows:

                           (b) If a Foreign Subsidiary which is a Material
                  Subsidiary has not either (i) become a Credit Party hereunder, or (ii) had its capital stock or the capital stock of its Parent pledged to secure the Obligations (or, if such Foreign Subsidiary is a direct or indirect Subsidiary of WRG-NY or other Domestic Credit Party, had 66% of its capital stock or 66% of the capital stock of its Parent pledged to secure the Obligations hereunder) if such Foreign Subsidiary is a direct or indirect Subsidiary of WRG-NY or other Domestic Credit Party, then the Company will promptly notify the Paying Agent thereof and WRG-NY will pledge, or if the Parent or such Foreign Subsidiary is a Subsidiary of WRG-NY, will cause the Parent to pledge, 66% of the capital stock of such Foreign Subsidiary or 66% of the capital stock of such Parent and, in connection therewith deliver a related pledge agreement and such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Paying Agent may reasonably request.

                  1.3 Section 8.1 (Indebtedness) is amended in the following respects:

                           (i) Clause (e) is hereby amended by deleting the reference to "$400,000,000" in clause (i) of the proviso thereto and inserting a reference to "$600,000,000" in its place;

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                           (ii) Clause (m) is hereby amended by deleting the
                  reference to "$500 million" in the first line thereof (which was increased to $650 million by consent of the Lenders in February, 1998) and replacing it with a reference to "$950 million" and inserting the following additional proviso at the end thereof:

                                    "PROVIDED, FURTHER that, up to $300 million
                           of such amount may be subordinated debt of any member of the Consolidated Group and Guaranty Obligations relating thereto, in either case existing at the time such Person becomes a Subsidiary of Holdings so long as such debt and obligations were not incurred by such Person in connection with, or in anticipation or contemplation of the acquisition, merger or consolidation pursuant to which such Person became a member of the Consolidated Group ("ACQUIRED SUBDEBT") and shall not be subject to the requirements of clause (ii) of the first proviso hereto (and clauses
                           (i) and (iii) thereof shall not be applicable to such Acquired Subdebt except that such Acquired Subdebt may not be guaranteed by Holdings or any other Subsidiary of Holdings not created in contemplation of the acquisition without the prior written consent of the Required Lenders)."

                  1.4 Section 8.4(c) is hereby amended by renumbering clause
         (vi) thereof as clause (vii) and inserting a new clause (vi) thereto as follows:

                           (vi) the transfer of an interest in any accounts
                  receivable from any Subsidiary of WRG-NY that is a special purpose accounts receivable financing vehicle to WRG-NY or any other Subsidiary of WRG-NY in connection with the RIPSS/REPO structure described on ANNEX A to Amendment No. 10 to this Agreement or any other substantially similar transaction.

                  1.5 Clause (b) of Section 8.9 is hereby amended by inserting the words "(other than as required by the terms of the Acquired Subdebt, within six months of the related acquisition or on other terms reasonably acceptable to the Paying Agent and the Required Lenders)" immediately before the words "other than regularly scheduled interest payments" in line 4 thereof.

                  1.6 Section 8.12 is hereby amended by deleting the word "or" before the words "requiring the grant" in line 7 thereof and replacing it with a comma "," and inserting the words "or existing pursuant to the provisions of any Acquired Subdebt as in effect on the date that the Person obligated on such debt became a member of the Consolidated Group" at the end thereof.

         2. ACKNOWLEDGMENTS AND CONSENTS WITH RESPECT TO THE RIPSS/REPO SECURITIES.

                  2.1 The obligations of any member of the Consolidated Group under any Option Agreement entered into with any other member of the Consolidated Group to buy or sell equity interests in any Subsidiary of WRG-NY or any Subsidiary of WRG-NY shall not be considered "Guaranty Obligations" as such term is used and defined in the Credit Agreement.

                  2.2 Any Material Subsidiary that is a special purpose entity created for the purpose of entering into any Option Agreement for the purchase or sale of any equity interests described in the foregoing clause 2.1 shall not be required to enter into the Guarantor Joinder Agreement, nor shall its Parent be required to pledge its stock under the Pledge Agreement.

                  2.3 For the purposes of clarification, it is hereby understood and agreed that the segregation of a pool of assets for the purposes of making an election to treat those assets as a "Financial Asset Securitization Investment Trust" or "FASIT" under the Internal Revenue Code

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


         or any successor statute or the transfer of any ownership interest therein as contemplated by the RIPSS/REPO structure described on ANNEX A to Amendment No. 10 to the Credit Agreement or substantially similar transactions shall not constitute a "Lien" as such term is used and defined in the Credit Agreement.

         3. ACKNOWLEDGMENTS AND CONSENTS WITH RESPECT TO THE FRANCONIA TRANSACTION AND PUBLIC OFFERING.

                  3.1 It is hereby understood and agreed that (i) no portion of the Net Proceeds of the Franconia Transaction shall be required to be applied to the prepayment of the Loans and the reduction of the Commitments as provided in Section 3.3(b), even if the acquisitions to which the cash held by Franconia is applied do not occur within the time periods contemplated by Section 8.4(d) and (ii) no portion of the Net Proceeds of the 2000 Offering shall be required to be applied to the prepayment of the Loans and the reduction of the Commitments as provided in Section 3.3(b), and the provisions of Section 3.3(b) of the Credit Agreement are hereby waived with respect to the Net Proceeds of the Franconia Transaction and the 2000 Offering; PROVIDED that the cash held by Franconia on the date of the consummation of the Franconia Transaction and the Net Proceeds of the 2000 Offering shall continue to be treated as Net Proceeds of an Equity Transaction for all other purposes under the Credit Agreement.

                  3.2 It is hereby agreed that neither Franconia Acquisition LLC nor any Domestic Subsidiary of Franconia Acquisition LLC shall be considered to be a Material Subsidiary and Holdings shall not be required to cause the stock of such entities to be pledged to secure the Obligations nor shall such entities be required to execute the Guarantor Joinder Agreement, and the provisions of Section 7.11 are hereby waived to such extent.

         4. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 10 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.

         5. The effectiveness of this Amendment is subject to receipt by the Paying Agent of the following:

                  (i) copies of this Amendment executed by the Company and the other members of the Consolidated Group identified on the signature pages hereto,

                  (ii)     the consent of the Required Lenders, and

                  (iii) an Amendment Fee equal to five basis points (0.05%) of the aggregate amount of the Commitments held by the Lenders consenting to this Amendment for the ratable benefit of such consenting Lenders.

         6. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

         7. The Credit Parties hereby affirm (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default presently exists.

         8. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

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

         9. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

        10. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS:                    NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By:    /s/ Ramon Yi
                                 -----------------------------------------------
                              Name:  Ramon Yi
                              Title: Treasurer

                              FRESENIUS MEDICAL CARE AG

                              By:    /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti
                              Title: Member of the Board of Management

                              By:     /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:   Dr. Werner Brandt
                              Title:  Member of the Board of Management

                              NMC DO BRASIL LTDA.,
                              a Brazil corporation

                              By:     /s/ Joao Pedrinelli
                                 -----------------------------------------------
                              Name:   Joao Pedrinelli
                              Title:  Member of the Board of Management

                              NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                              a Spanish corporation

                              By:  /s/ Dr. Emanuele Gotti /s/ Dr. Andrea Stopper
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti       Dr. Andrea Stopper
                              Title: Board Member             Board Member

                              NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                              a Delaware corporation

                              By:    /s/ Roberto Fuste        /s/ Betty Na
                                 -----------------------------------------------
                              Name:  Roberto Fuste                Betty Na
                              Title: Members of the Board of Directors

                              NMC CENTRO MEDICO NACIONAL, LDA.,
                              a Portuguese corporation

                              By:    /s/ Ricardo Da Silva    /s/ John Allen
                                 -----------------------------------------------
                              Name:  Ricardo Da Silva            John Allen
                              Title: Board Members

                              FRESENIUS MEDICAL CARE ARGENTINA, S.A.,
                              as successor by merger to

                              NMC DE ARGENTINA, S.A.,
                              an Argentine corporation

                              By:    /s/ Dr. Guido Yagupsky  /s/ Horst Radthe
                                 -----------------------------------------------
                              Name:  Dr. Guido Yagupsky          Horst Radthe
                              Title: Board Members

                              FRESENIUS USA, INC.,
                              a Massachusetts corporation

                              By:    /s/ Ramon Yi
                                 -----------------------------------------------
                              Name:  Ramon Yi
                              Title: Treasurer

                              FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                              By:     /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:   Dr. Emanuele Gotti
                              Title:  Board Member

                              By:    /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:  Dr. Werner Brandt
                              Title: Board Member

                              FRESENIUS MEDICAL CARE GROUPE FRANCE
                              (formerly known as Fresenius Groupe France S.A.), a French corporation

                              By:    /s/ Udo Werle      /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Udo Werle              Dr. Emanuele Gotti
                              Title: Board Members

                              FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                              an Italian corporation

                              By:    /s/ Dr. Emanuele Gotti  /s/ Andrea Stopper
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti          Andrea Stopper
                              Title: Board Members

                              FRESENIUS MEDICAL CARE ESPANA S.A.,
                              a Spanish corporation

                              By:     /s/ Ricardo Davel     /s/ Manuel Gluete
                                 -----------------------------------------------
                              Name:   Ricardo Davel             Manuel Gluete
                              Title:  Board Members

                              FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                              a Hungarian corporation

                             By:    /s/ Norman Erhard
                                ------------------------------------------------
                             Name:  Norman Erhard
                             Title: Board Member

                             BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.

                             By:    /s/ Ramon Yi
                                 -----------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF INDIANA, INC.

                             By:    /s/ Ramon Yi
                                 -----------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF LOUISIANA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF OHIO, INC.

                             By:    /s/ Ramon Yi
                               ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF TEXAS, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             LIFECHEM, INC.,
                             a Delaware corporation

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer


GUARANTORS:                  FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                             a New York corporation formerly known as WRG-NY

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             NATIONAL MEDICAL CARE, INC.,
                             a Delaware corporation

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                             INC., a Delaware corporation

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             FRESENIUS MEDICAL CARE AG,
                             a German corporation

                             By:    /s/ Dr. Emanuele Gotti
                                ------------------------------------------------
                             Name:  Dr. Emanuele Gotti
                             Title: Board Member

                             By:     /s/ Dr. Werner Brandt
                                ------------------------------------------------
                             Name:   Dr. Werner Brandt
                             Title:  Board Member

                             FRESENIUS USA, INC.,
                             a Massachusetts corporation

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             FRESENIUS MEDICAL CARE DEUTSCHLAND
                             GmbH, a German corporation

                             By:     /s/ Dr. Emanuele Gotti
                                ------------------------------------------------
                             Name:   Dr. Emanuele Gotti
                             Title:  Board Member

                             By:     /s/ Dr. Werner Brandt
                                ------------------------------------------------
                             Name:   Dr. Werner Brandt
                             Title:  Board Member

                             FRESENIUS MEDICAL CARE GROUPE FRANCE,
                             a French corporation
                             (formerly known as Fresenius Groupe
                             France S.A.)

                             By:     /s/ Dr. Udo Werle  /s/ Dr. Emanuele Gotti
                                ------------------------------------------------
                             Name:   Dr. Udo Werle          Dr. Emanuele Gotti
                             Title:  Board Members

                             FRESENIUS SECURITIES, INC.,
                             a California corporation

                             By:    /s/ Ramon Yi
                                ------------------------------------------------
                             Name:  Ramon Yi
                             Title: Treasurer

                             NEOMEDICA, INC.,
                             a Delaware corporation

                             By:    /s/ Doug Kott
                                ------------------------------------------------
                             Name:  Doug Kott
                             Title: Secretary

                             FMC FINANCE S.A.,
                             a Luxembourg corporation

                             By:    /s/ John Allen
                                ------------------------------------------------
                             Name:  John Allen
                             Title: Board Member

                             FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                             a Luxembourg corporation

                             By:    /s/ Andrea Stopper
                                ------------------------------------------------
                             Name:  Andrea Stopper
                             Title: Board Member


PAYING AGENT:                BANK OF AMERICA, N.A. (formerly known as
                             NationsBank, N.A.), as Paying Agent for and on behalf of the Lenders

                             By:     /s/ Ashley M. Crabtree
                                ------------------------------------------------
                             Name:   Ashley M. Crabtree
                             Title:  Senior Vice President

                           CONSENT TO AMENDMENT NO. 10


Bank of America, N.A. (formerly known as NationsBank, N.A.), as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  James D. Young, Agency Services

     Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A. (now known as Bank of America, N.A.), as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

           Amendment No. 10 dated September 21, 2000 (the "SUBJECT AMENDMENT") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.

                                         Sincerely,



                                         ---------------------------------------
                                                  [Name of Lender]

                                         By:____________________________________

                                         Name:

                                         Title:


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